                                                                   EXHIBIT 3.3.2

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         AEROSPACE DISPLAY SYSTEMS, LLC


         This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Aerospace Display Systems, LLC, a limited liability company organized under the laws of Delaware (the "Company"), is made and entered into effective as of July 1, 2000 by DeCrane Aircraft Holdings, Inc., a Delaware corporation (the "Initial Member"). Capitalized words and phrases used in this Agreement and not otherwise defined here are used as defined in Article 13 or in Section 14.21 (Tax Definitions).

                                    RECITALS

         WHEREAS, the Initial Member formed the Company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware.

         WHEREAS, the Initial Member intends that the Company be treated as a pass-through entity for federal income tax purposes.

         NOW, THEREFORE, the Initial Member hereby provides as follows:

1.       ORGANIZATION


         1.1      NAME
                  The name of the Company will be "Aerospace Display Systems, LLC," The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Board of Directors deems appropriate or advisable. Any Manager may file any fictitious name certificates and similar filings, and any amendments thereto, that such Manager considers appropriate or advisable.


         1.2      PURPOSE AND LIMITATIONS
                  The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. The Company shall have full power and authority to do every act and thing necessary or convenient to carry out the purposes for which it was formed.


         1.3      MANAGED BY MANAGERS AND BOARD OF DIRECTORS
                  The Company shall be managed by its Managers appointed hereunder, subject to the supervision and powers of the Board of Directors as set forth in this Agreement.


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         1.4      PRINCIPAL OFFICE
                  The principal office of the Company shall be at 2321 Topaz Drive, Hatfield, Pennsylvania 19440. The Board of Directors may change the principal place of business of the Company to any place from time to time in their discretion.


         1.5      AGENT FOR SERVICE OF PROCESS
                  The initial agent for service of process on the Company shall be CT Corporation System.


2.       CAPITAL CONTRIBUTIONS


         2.1      INITIAL MEMBER


                  DeCrane Aircraft Holdings, Inc. shall be the sole Initial Member. The address, initial Capital Contribution and initial LLC Percentage of the Initial Member are:


--------------------------------------- --------------------- ------------------
                                               CAPITAL           INITIAL LLC
              MEMBER, ADDRESS               CONTRIBUTION          PERCENTAGE
--------------------------------------- --------------------- ------------------


DeCrane Aircraft Holdings, Inc.         100% of the capital            100%
2361 Rosecrans Avenue,                  stock of Aerospace
    Suite 180                           Display Systems, Inc.
El Segundo, California  90245
--------------------------------------- --------------------- ------------------
                         Totals:                                       100%
--------------------------------------- --------------------- ------------------


         2.2      INITIAL CAPITAL CONTRIBUTION
                  The initial Capital Contribution shall be paid to the Company concurrently with the signing of this Agreement. No Person shall be treated as a Member for any purpose until the Company receives such Person's initial Capital Contribution.


         2.3      EXPERTISE
                  Each Member shall make available to the Manager his or its expertise for the benefit of the Company and the Company's business.


         2.4      GUARANTEES OF THE COMPANY'S DEBTS
                  If a Member guarantees a debt of the Company and that debt is paid by the Member (or its successors in interest), then such payment shall be considered a loan to the Company and not an additional Capital Contribution. The amount of debt paid by the Member shall be repayable out of the Company's cash and, unless otherwise agreed between the Company and the lending Member, shall bear interest at an annual rate equal to one percentage point above the prime lending rate of Bank of America, NA (or another similar financial institution, if any, designated jointly by such Member and the Managers) in effect at the time the debt is paid.


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         2.5      ADDITIONAL CAPITAL CONTRIBUTIONS OR LOANS
                  No Member shall be required to contribute or lend any additional funds to the Company.

         2.6      LOANS
                  If any Member makes any loan to the Company or advances money on its behalf, the amount of any such loan or advance shall not be treated as a Capital Contribution but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member shall be repayable out of the Company's cash and shall bear interest at an annual rate equal to one points above the prime lending rate of Bank of America, NA (or a similar financial institution acceptable to the lending Member and the Managers) then in effect.


         2.7      INVESTMENT REPRESENTATION
                  Each Member represents and warrants to the Company as of the date on which he or it becomes a Member that (a) he or it has a pre-existing personal or business relationship with each other Member, and (b) his or its acquisition of an Interest is made as principal for his or its own account and not with a view to or for sale in connection with any distribution of such Interest.


         2.8      TITLE TO PROPERTY
                  All real and personal property owned by the Company shall be owned by it as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in his or its individual name or right, and each Member's interest in the Company shall be personal property for all purposes.


         2.9      INTERESTS UNCERTIFICATED
                  Interests shall not be evidenced or represented by any instrument or certificate, but rather, their ownership shall be determined by reference to the terms of this Agreement as it may be amended from time to time.


3.       DISTRIBUTIONS


         3.1      DISTRIBUTIONS GENERALLY
                  The Managers shall cause the Company to make such distributions to the Members in amounts (if any) as may be determined from time to time by the Board of Directors. Any distributions that are made to Members shall be made in the following order and priority:


                  (a) First, to the Members until their Adjusted Capital Contributions are reduced to zero (pro rata among them in proportion to their Adjusted Capital Contributions); and


                  (b) Second, the balance, if any, to the Members in proportion to their LLC Percentages at that time.


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         3.2      ESTIMATED TAX PAYMENTS
                  If required by applicable law, or permitted by applicable law and approved by the Board of Directors, the Managers may cause the Company to make estimated payments of tax for any Member after consultation with such Member.


         3.3      AMOUNTS WITHHELD
                  All amounts withheld pursuant to applicable law with respect to any payment or distribution to the Company or the Members shall be treated as amounts distributed to such Members for all purposes under this Agreement. The Managers shall allocate any such amounts among the Members in accordance with applicable law.


         3.4      RETURN OF CAPITAL
                  Except as otherwise provided in this Agreement, no Member shall demand or receive a return of his or its Capital Contribution without the approval of the Board of Directors. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive property other than cash except as may be specifically provided in this Agreement. No Member shall have any personal liability for the repayment of the Capital Contribution of any other Member.


4.       FINANCE


         4.1      LLC FUNDS
                  All property of the Company in the form of cash not otherwise invested shall be deposited in one or more bank accounts maintained in the name of the Company or the name of the Initial Member, in such financial institutions as the Managers shall determine. The funds of the Company shall not be commingled with the funds of any other Person. The Managers shall deposit into such accounts all revenue and proceeds of or in connection with the Company's business and all amounts received by the Managers from, for, or on behalf of, the Company.


         4.2      BOOKS AND RECORDS
                  The Managers shall maintain or cause to be maintained accurate books and records of account of the business of the Company in accordance with generally accepted accounting principles consistently applied, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Company's business.


         4.3      TAX INFORMATION
                  The Managers shall prepare or cause to be prepared, and file, any applicable tax returns required to be filed by the Company consistent with the terms of this Agreement. The Managers shall select an accounting firm to prepare any such tax returns, subject to approval by the Board of Directors. Within 90 days after the end of each taxable year (or such earlier deadlines as may be imposed upon the Members by law), the Managers shall deliver to each Member all tax information regarding the Company necessary for such Member to make all required returns, together with a copy of any federal, state and local income tax or information returns of the Company for the year, and a report listing each material elective adjustment or calculation (if any) made by any Manager with respect to such period pursuant to Article 14 hereof.


                                      -4-
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         4.4      ALLOCATIONS
                  The Profits, Losses and other items of the Company shall be allocated as set forth in Article 14 (Additional Tax Provisions). The Members agree to be bound by these allocations in reporting their shares of the Company's income, loss and other items for income tax purposes.


5.       ROLE OF THE MANAGERS


         5.1      MANAGERS
                  The Initial Member of the Company has designated the following persons to serve as the initial managers and officers of the Company (herein, "Managers"), until changed pursuant to Sections 5.3 or 5.4:


         R. Jack DeCrane            Chief Executive Officer
         Richard J. Kaplan          Chief Financial Officer and Secretary
         Andrew Orr                 President
         Jeffrey A. Nerland         Vice President and Authorized Representative
         Stephen A. Silverman       Assistant Secretary


         5.2      AUTHORITY
                  Except to the extent otherwise provided in the Articles of Organization or this Agreement (including the powers reserved to the Board of Directors and the Members), the business and affairs of the Company shall be managed and all corporate powers shall be exercised by the Managers, who shall have all of the authority, rights and powers which may be possessed by managers of a limited liability company under the Act, and may at their discretion, delegate and assign their management duties. The Managers may act jointly or severally in their role as Managers, and the act of any one Manager is the act of all Managers.


         5.3      QUALIFICATION AND ELECTION
                  The Managers of the Company shall be selected by the Initial Member. The Initial Member may appoint additional Managers from time to time in its discretion, with such title and such roles as the Initial Member may specify.


         5.4      REMOVAL AND RESIGNATION
                  (a) All Managers serve at the pleasure of the Initial Member, and any Manager may be removed with or without cause by the Initial Member, for any reason or no reason, by providing written notice thereof to such Manager.


                  (b) Any Manager may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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         5.5      DUTIES AND OBLIGATIONS OF THE MANAGERS
                  The Managers shall take all actions which may be necessary or appropriate to operate and manage the Company's business, and otherwise directed by the Board of Directors.


         5.6 MATTERS REQUIRING UNANIMOUS CONSENT OF THE MEMBERS Notwithstanding any other term of this Agreement, the Managers shall not, without the unanimous written consent of the Members:


                  (a)      Do any act in contravention of this Agreement;


                  (b) Do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;


                  (c) Sell or otherwise dispose of at one time all or substantially all of the property of the Company, except pursuant to Section 11.3(e) (Winding Up);


                  (d)      Amend this Agreement or the Certificate of Formation;


                  (e)      Liquidate or dissolve the Company;


                  (f)      Admit a new Member;


                  (g) Reduce, increase or alter the outstanding capital of the Company, make any call on capital, issue or redeem Interests, options or other securities of the Company or any subsidiary of the Company;

                  (h) Grant a power of attorney or other delegation of the Members' powers; or


                  (i) Cause the Company to merge or consolidate with any other business.


         5.7 MATTERS REQUIRING THE APPROVAL OF THE BOARD OF DIRECTORS Notwithstanding any other term of this Agreement, without first obtaining the approval of a majority of the Board of Directors, at a meeting duly held, or by a written act of such Directors in lieu of a meeting, the Managers shall not:


                  (a)      Appoint or remove an auditor;


                  (b) Obtain, incur or suffer an aggregate amount of debt other than in the ordinary course of its business in excess of $100,000; or


                                      -6-
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                  (c) Cause the Company to acquire shares of or any interest in any corporation or other legal entity, or create any partnership, joint venture or legal entity of which the Company is or will be a partner, member or similar participant.


         5.8      INDEMNIFICATION OF MANAGERS

                  5.8(a)    MANDATORY
                            The Company, its receiver or its trustee, shall
indemnify, save harmless and pay all judgments and claims against the Managers relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Managers in connection with the business of the Company, including attorneys' fees incurred by the Managers in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law.


                  5.8(b)    IF MANAGER IS EXONERATED IN THE PROCEEDING
                            In the event of any  action by a Member against a
Manager, including a derivative suit on behalf of the Company, the Company shall indemnify, save harmless and pay all expenses of such Manager, including attorneys' fees, incurred in the defense of such action, if such Manager is successful in such action.


                  5.8(c)    NO INDEMNIFICATION
                            Notwithstanding the foregoing  provisions of this
Section 5.8, the Managers shall not be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.


                  5.8(d)    LIMITATION
                            Any indemnification under this Section 5.8 shall be
paid from and only to the extent of the Company's assets, and no Member shall have personal liability for such indemnification.


6.       ROLE OF THE BOARD OF DIRECTORS


         6.1      NUMBER AND DESIGNATION OF DIRECTORS
                  The Company shall have a Board of Directors composed of two directors. The Initial Member designates R. Jack DeCrane and Richard J. Kaplan as the initial directors.


         6.2      RIGHTS AND POWERS
                  The Board of Directors shall have the powers reserved to it in this Agreement and, in addition, may take any action reserved to the Members in this Agreement or in the Act.


         6.3      TERM;  REMOVAL
                  Each director serves at the pleasure of the Member who designated him or her pursuant to Section 3.1; and each Member having the right to designate one or


                                      -7-
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more directors may remove and replace such designated directors at will, by notice to the Managers and directors. In the event a Member sells, transfers or loses all of its Interests in the Company, all directors designated by such Member shall be removed from the Board of Directors and their seats shall be declared vacant.


         6.4      MEETINGS
                  The Board of Directors shall meet at such times as they may elect from time to time, in each case at the dates and times agreed by the directors; but the Board of Directors shall not be required to meet at any fixed time. The rules set forth in Section 8.2(a), (d), (e), (f) and (g) for the meetings of Members shall also apply to all meetings of the Board of Directors, EXCEPT that there shall be no record date in connection with propositions to be put to a vote at meetings of the Board. 60% of the then-seated directors shall constitute a quorum for any transacting of business by the Board of Directors, and the Board of Directors may not act in the absence of a quorum. Any action approved by a majority of the directors present at a duly called meeting of the Board of Directors at which a quorum is present, or by all of the directors then-seated by written consent without meeting, shall be the action of the Board of Directors. Any action that may be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed and delivered to the Managers by directors having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all of the directors entitled to vote thereon were present and voted.


         6.5      LIMITED LIABILITY
                  The rights and powers of a member of the Board of Directors, in his capacity as a director, shall not exceed the rights and powers that a member of a manager-managed limited liability company could exercise under the Act. Except to the extent (if any) otherwise required by the Act, no director shall be liable for the debts, liabilities, contracts or any other obligations of the Company.


7.       ROLE OF MEMBERS


         7.1      RIGHTS AND POWERS
                  The Members shall have the powers reserved to them in this Agreement or in the Act.


         7.2      LIMITED LIABILITY
                  Except to the extent (if any) otherwise required in the Act, no Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company.


         7.3      NO PARTITION
                  No Member or director shall, either directly or indirectly, take any action to require partition of the Company or of any of its property or to cause the sale of any of such property, nor shall any Manager do so without the approval of the Board of Directors.


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8.       MEETINGS OF MEMBERS


         8.1      REQUIRED MEETINGS
                  The Member or Members shall hold meetings at such times as it or they may unanimously agree in writing, but shall not be required to meet at any fixed time. At any such meeting, Members holding a majority in Interest shall constitute a quorum. No action can be taken by the Members at a meeting after a quorum ceases to be present at the meeting. The failure of the Company to observe any corporate formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.


         8.2      PROCEDURE

                  8.2(a)    LOCATION
                             Unless all of the Members agree otherwise in
writing, meetings of Members shall be held at the chief executive office of the Initial Member in California (or at any other place in the County of Los Angeles, State of California, selected by the Board of Directors and specifically identified in the notice of the meeting), so long as the meeting place has adequate facilities to permit participation by telephone conference call.


                  8.2(b)    CALL
                             A meeting of the Members may be called by any
Manager, or by any Member or Members representing more than 10% of the Interests for the purpose of addressing any matters on which the Members may vote.


                  8.2(c)    NOTICE
                            (1)     Whenever Members are required or permitted
to take any action at a meeting, a written notice of the meeting shall be given pursuant to Article 12 (Other Provisions) not less than 10 days nor more than 60 days before the date of the meeting to each Member entitled to vote at the meeting. The notice shall state the place, date, and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting.

                           (2)      An affidavit of mailing of any notice or
report in accordance with the provisions of this paragraph, signed by a Manager, shall be prima facie evidence of the giving of the notice or report.

                           (3)      Upon written request to a Manager by any
person entitled to call a meeting of Members, the Manager shall immediately cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the person calling the meeting, not less than 10 days nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the person entitled to call the meeting may give the notice or, upon the application of that person, the superior court of the county in California in which the principal office of the Company is located shall summarily order the giving of the notice, after notice to the Company affording it an opportunity to be heard. The court may issue any order as may be appropriate, including an order designating the time and place of the meeting, the record date for determination of members entitled to vote, and the form of notice.


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                  8.2(d)   ADJOURNED MEETINGS
                            When a meeting of Members is adjourned to another
time or place, unless the articles of organization or this Agreement otherwise require and, except as provided in this paragraph, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that may have been transacted at the original meeting. If the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.


                  8.2(e)   WAIVER OF NOTICE
                            The actions taken at any meeting of Members, however
called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All waivers, consents, and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of the meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by this title to be included in the notice but not so included, if the objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice, unless otherwise provided in the articles of organization or operating agreement, except as provided in paragraph (g) below.


                  8.2(f)   PARTICIPATION BY TELEPHONE CONFERENCE CALL
                            Members may participate in a meeting of Members
through the use of conference telephones or similar communications equipment, as long as all Members participating in the meeting can hear one another. Participation in a meeting pursuant to this provision constitutes presence in person at that meeting.


                  8.2(g)   NATURE OF PROPOSAL
                            Any action approved at a meeting,  other than by
unanimous approval of those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting (or at the previous meeting) or in any written waiver of notice.


                  8.2(h)   QUORUM
                             A majority in Interest of the Members represented
in person or by proxy shall constitute a quorum at a meeting of Members. In the absence of a quorum, any meeting of Members may be adjourned from time to time by the vote of a majority of the Interest represented either in person or by proxy, but no other business may be transacted.

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                  8.2(i)   WRITTEN ACTION WITHOUT MEETING
                            Any action that may be taken at any meeting of the
Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed and delivered to the Managers within 60 days of the record date for that action by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote thereon were present and voted.


                                    (1)     Unless the consents of all Members
entitled to vote have been solicited in writing, (A) notice of any Member approval of an amendment to the articles of organization or this Agreement, a dissolution of the Company, or a merger of the Company, without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and (B) prompt notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent, to those Members entitled to vote who have not consented in writing.

                                    (2)     Any Member giving a written consent,
or the Member's proxyholder, may revoke the consent by a writing received by the Company prior to the time that written consents of Members having the minimum number of votes that would be required to authorize the proposed action have been filed with the Company, but may not do so thereafter. This revocation is effective upon its receipt at the principal office of the Company in California.

                  8.2(j)   PROXIES
                            The use of proxies in connection with this section
will be governed in the same manner as in the case of corporations formed under the Delaware General Corporation Law.


                  8.2(k)   RECORD DATE
                            In order that the Company may determine the Members
of record entitled to notices of any meeting or to vote, or entitled to receive any distribution or to exercise any rights in respect of any other lawful action, a Manager, or Members representing more than 10 percent of the interests of Members, may fix, in advance, a record date, that is not more than 60 days nor less than 10 days prior to the date of the meeting and not more than 60 days prior to any other action. If no record date is fixed:


                           (1)      The record date for determining Members
entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.


                           (2)      The record date for determining Members
entitled to give consent to limited liability company action in writing without a meeting shall be the day on which the first written consent is given.


                           (3)      The record date for determining Members for
any other purpose shall be at the close of business on the day on which the Managers adopt the resolution relating thereto, or the 60th day prior to the date of the other action, whichever is later.

                           (4)      The determination of Members of record
entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless a Manager or the Members who called the meeting fix a new record date for the adjourned meeting, but the Manager or the Members who called the meeting shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.


         8.3      VOTING RIGHTS
                  The Members shall have the right to vote on the matters explicitly set forth in this Agreement or in the Act. Each Member shall have a vote on all matters on which all Members may vote equal to his or its LLC Percentage. With respect to the Members, the term "majority in interest" means more than 50% of the LLC Percentages of all Members.


         8.4      RULES OF CONDUCT
                  At each meeting of Members they shall appoint a chair who shall conduct the meeting and who shall appoint a secretary of the meeting to keep minutes and file the minutes with the Company's permanent files.


9.       RESTRICTIONS ON TRANSFER


         9.1      RESTRICTION ON TRANSFERS
                  Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of any Interest.


         9.2      PERMITTED TRANSFERS
                  The Initial Member may Transfer its Interest in connection with a sale of substantially all assets of the Initial Member, to the purchaser thereof. The Initial Member may Transfer its Interest for the purpose of providing security for an obligation, by hypothecation, pledge, collateralization or otherwise. Any Interest so held or Transferred shall remain subject to all of the provisions of this Agreement and the Member, both individually and as trustee of the trust, shall continue to be considered a "Member" for purposes of this Agreement.


         9.3      INVOLUNTARY TRANSFER
                  Any proposed Transfer of an Interest that is required by law pursuant to any insolvency proceeding of a Member shall be subject to the terms and conditions of this Agreement, including Section 9.7.


         9.4      PROHIBITED TRANSFERS
                  Any purported Transfer of an Interest that is not permitted by this Agreement shall be null and void and of no effect whatever; PROVIDED that if the Company is required to recognize a Transfer that is not so permitted, the Interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions under this

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Agreement with respect to the Transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company.


                  In the case of a Transfer or attempted Transfer that is not permitted by this Agreement, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including additional tax liability and lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce this Section 9.4, including such indemnity.


         9.5      GENERAL TRANSFER PROVISIONS
                  (a) All Transfers shall be by instrument in form and substance satisfactory to counsel for the Company and shall contain an expression by the transferee of his or its intention to accept the Transfer and to adopt and be bound by all of the provisions of this Agreement, and shall provide for the payment by the transferor of all reasonable expenses incurred by the Company in connection with such Transfer, including the necessary amendments to this Agreement to reflect such Transfer. The transferor shall sign and acknowledge all such instruments, in form and substance reasonably satisfactory to the Company's counsel, as may be necessary or desirable to effect such Transfer.

                  (b) The Company shall not dissolve or terminate upon the admission of any new Member or upon any permitted Transfer. Each Member hereby waives any right such Member may have to dissolve, liquidate or terminate the Company in any such event.

                  (c) This Section 9.5 imposes additional restrictions on the Transfer of Interests and does not permit any Transfer not otherwise permitted by this Agreement.

         9.6      COMPLIANCE
                  Notwithstanding anything to the contrary in this Agreement, at law or in equity, no Member shall Transfer or otherwise deal with any Interest in a way that would cause a default under any material agreement to which the Company is a party or by which it is bound.


         9.7      ADMISSION OF MEMBERS
                  No new Members shall be admitted without the approval required by Section 5.6. A transferee of an Interest shall not be admitted as a Member without the approval required by Section 5.6, PROVIDED that if the transferee is already a Member at the time of the transfer and the transfer is permitted by this Agreement, then the transferee shall have all rights of a Member with respect to the transferred Interest.


         9.8      RIGHTS OF UNADMITTED ASSIGNEES
                  Notwithstanding any other provision of this Agreement, a Person who acquires an Interest but who is not admitted as a Member of the Company pursuant to this Agreement shall be entitled only to receive, to the extent assigned, the distributions and the allocations to which the assignor would be entitled under this Agreement, but shall have no right to vote or to participate in the management and affairs of the Company, or to exercise any of the rights of a Member.


10.      [DELIBERATELY OMITTED.]


11.      DISSOLUTION


         11.1     LIQUIDATING EVENTS
                  The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):


                  (a) The decision of all of the Members to dissolve, wind up and liquidate the Company;

                  (b) The sale or transfer by the Company of all or substantially all of its assets;

                  (c) The occurrence of any other event that makes it unlawful or impossible to carry on the business of the Company; or

                  (d) Entry of a decree of judicial dissolution pursuant to the Act.

         11.2     CONTINUING LIMITED LIABILITY COMPANY
                  Notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event. The withdrawal, resignation or retirement of any Member which the Company is required by proper authority to recognize, or the death, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event which terminates the continued membership in the Company of any Member shall not be a liquidating event.


         11.3     WINDING UP
                  Upon the occurrence of a Liquidating Event:


                  (a) The Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members;

                  (b) No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs;

                  (c) A person, who may but need not be a Member, shall be unanimously selected by the Members (or by arbitration pursuant to the terms hereof if agreement cannot be reached) as the Company's liquidator, and shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and assets;

                  (d) No Manager shall receive any additional compensation for any services performed pursuant to this Section 11.3;

                  (e) Unless all Members agree upon a sale among themselves or a division in kind of assets, the assets of the Company shall be sold in the usual course of business using reasonable business judgment; and

                  (f) If any property of the Company is to be distributed in kind upon the liquidation of the Company, such property shall be liquidated as promptly as is consistent with obtaining its fair value.


         11.4     APPLICATION OF PROCEEDS
                  The liquidation proceeds shall be applied and distributed, to the extent sufficient to do so, in the following order:


                  First, to the payment and discharge of all of the Company's debts and liabilities to creditors other than the Members;


                  Second, to the payment and discharge of all of the Company's debts and liabilities to the Members; and


                  The balance, if any, to the Members in accordance with their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods. Any in-kind distributions of property of the Company shall be made among the Members pro rata in proportion with their relative Capital Accounts.


         11.5     NEGATIVE CAPITAL ACCOUNTS
                  If a Liquidation Event and a Tax Liquidation both occur, then:


                  Distributions shall be made pursuant to this Article 11 to the Members who have positive Capital Accounts; and


                  (a) If any Member has a deficit balance in his or its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), then such Member shall have no obligation to contribute to the capital of the Company and the deficit shall not be considered a debt owed to the Company or any other Person for any purpose whatsoever; and

                  (b) Section 14.19 (Negative Capital Accounts: Tax Issues) shall apply.

         11.6     DISCRETIONARY WITHHOLDING AND DISTRIBUTIONS
                  With the approval of the Board of Directors, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 11 may be:


                  (a) Distributed to a trust established for the benefit of the Members for the purposes of liquidating property of the Company, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managers arising out of or in connection with the Company, PROVIDED that assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the liquidator appointed hereunder, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or

                  (b) Withheld to provide a reasonable reserve for liabilities (contingent or otherwise) of the Company and to reflect the unrealized portion of any installment obligations owed to the Company, PROVIDED that such withheld amounts shall be distributed to the Members as soon as practicable.

         11.7     RIGHTS OF MEMBERS
                  Except as otherwise provided in this Agreement, the Members shall look solely to the assets of the Company for the return of their Capital Contributions and no Member shall have any right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of his or its Capital Contribution, distributions or allocations.


         11.8     NOTICE OF DISSOLUTION
                  If a Liquidating Event occurs, the Company shall, within 60 days after the occurrence, provide written notice of the occurrence to each of the Members and to all known creditors and claimants whose names appear on the records of the Company.


         11.9     CERTIFICATES OF DISSOLUTION
                  Upon the dissolution of the Company, the liquidator appointed hereunder and, to the extent required, any other party hereto or appointed hereunder, shall promptly sign and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Company has filed its Articles of Organization or qualified to transact intrastate business.


12.      OTHER PROVISIONS


         12.1     ENTIRE AGREEMENT
                  This Agreement, which includes material provisions on the schedules hereto, each of which is incorporated in full herein, constitutes the entire agreement pertaining to the organization of the Company and completely supersedes all other agreements and all drafts, understandings, negotiations and discussions, whether oral or written, among the parties pertaining to the subject matter of this Agreement.


         12.2     AMENDMENTS
                  No amendment or waiver of any provision of this Agreement shall be effective unless and until an instrument reflecting the amendment or waiver has received the approval of the Members.


                  The waiver by any party of a breach or default of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or default. A party's failure either to insist upon any other party's strict performance of any provision of this Agreement or to exercise any of the party's rights or remedies under this

Agreement shall not constitute a waiver of any default by the other party or of any right or remedy of the non-defaulting party.


         12.3     GOVERNING LAW
                  Delaware law shall govern this Agreement, any agreement to amend or adopt this Agreement, and all disputes arising hereunder.


         12.4     SEVERABLE PROVISIONS
                  The provisions of this Agreement are severable, and if any provision is determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable and shall be construed as closely as possible to their original meanings.


         12.5     BINDING EFFECT
                  Except as otherwise provided in this Agreement, every provision of this Agreement shall bind and benefit the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns.


         12.6     PARTIES IN INTEREST; THIRD PARTIES
                  All references in this Agreement to "parties" refer to the parties to this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any Person or entity other than a party any right or remedy under or by reason of this Agreement. The provisions of this Agreement are not intended to benefit any creditor or other Person (other than a Member in his or its capacity as a Member) to whom any debts, liabilities or obligations are owed or who otherwise has a claim against the Company or any Member; and no such creditor or other Person shall obtain any right under this Agreement against the Company or any Member by reason of any such debt, liability or obligation, or otherwise.


13.      DEFINITIONS
         Capitalized words and phrases used in this Agreement have the following meanings


         13.1     "ADJUSTED CAPITAL CONTRIBUTIONS"
                  means, as of any day with respect to a Member, such Member's Capital Contributions, adjusted as follows:


                  (a) Increased by the amount of any Company liabilities which, in connection with distributions to such Member pursuant to Section 3.1 (Distributions Generally) and 11.4 (Dissolution/Application of Proceeds) are assumed by such Member or are secured by any property of the Company distributed to such Member; and

                  (b) Reduced by the amount of cash and the Gross Asset Value (as defined in Section 14.21) of any property of the Company distributed to such Member pursuant to Sections 3.1 (Distributions Generally) and 11.4 (Dissolution/Application of

Proceeds) and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                  (c) If such Member Transfers all or any portion of his Interest in accordance with the terms of this Agreement, his transferee shall succeed to his or its Adjusted Capital Contributions to the extent it relates to the Transferred Interest.

         13.2     "AGREEMENT"
                  means this Operating Agreement, as amended from time to time.


         13.3     "BOARD OF DIRECTORS"
                  means the board established pursuant to Article 6 (Role of the Board of Directors).


         13.4     "BUSINESS DAY"
                  means a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent.


         13.5     "CAPITAL ACCOUNT"
                  means, with respect to any Member, the Capital Account maintained for such Person in accordance with the following provisions and
Section 14.21:


                  (a) To each Person's Capital Account there shall be credited such Person's Capital Contribution, such Person's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 14.4 (Minimum Gain Chargeback) through 14.12 (Order of Application), and the amount of any of the Company's liabilities assumed by such Person or which are secured by any property of the Company distributed to such Person.

                  (b) To each Person's Capital Account there shall be debited the amount of money and the Gross Asset Value of any property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 14.4 through 14.12 and the amount of any liabilities of such Person assumed by the Company or which are secured by any property contributed by such Person to the Company.

                  (c) If any Interest is Transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

         13.6     "CAPITAL CONTRIBUTION"
                  means, with respect to any Member, the amount of money and the gross fair market value of any property (other than money) contributed pursuant to this Agreement to the controlled by such a person or entity.


         13.7     "CODE"
                  means the Internal Revenue Code of 1986, as amended from time to time.

         13.8     "COMPANY"
                  means the California limited liability company created and pursuant to this Agreement and the limited liability company continuing the business in the event of dissolution as provided in Section 11.2 (Dissolution).


         13.9     "INITIAL MEMBER"
                  has the meaning set forth for such term in the introductory paragraph of this Agreement.


         13.10    "INTEREST"
                  means, with respect to any Member, the ownership rights of the Member in the Company, including the right to receive distributions from the Company. In the event any Interest is Transferred in accordance with the provisions of this Agreement, the transferee of such interest shall succeed to the Interest of his or its transferor to the extent it is Transferred.


         13.11    "LIQUIDATING EVENT"
                  has the meaning set forth in Section 11.1.


         13.12    "LLC PERCENTAGE"
                  means, with respect to any Member at any time, the proportion (expressed as a percentage) of such Member's Interests at such time to the aggregate number of all Interests then outstanding. If any Interest is Transferred in accordance with the provisions of this Agreement, the transferee of such Interest shall succeed to the portion of the transferor's LLC Percentage represented by the Transferred Interest.


         13.13    "MANAGERS"
                  means the Persons serving as managers of the Company within the meaning of the Act and pursuant to the terms and conditions of this Agreement.


         13.14    "MEMBER"
                  means any Person who is (a) the Initial Member, as designated in Section 2.1, or subsequently admitted as a Member pursuant to this Agreement, AND (b) who owns an Interest. "Members" means all such Persons.


         13.15     "PERSON"
                  means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary of the trust), unincorporated organization, or government or any agency or political subdivision.


         13.16    "PROFITS" and "LOSSES"
                  means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 14.21.

         13.17    "TRANSFER"
                  (a) means, as a noun, any voluntary or involuntary assignment, transfer, sale, pledge, hypothecation or other disposition, and, as a verb, voluntarily or involuntarily to assign, transfer, sell, pledge, hypothecate or otherwise dispose of or to obtain a charging order against. A "Transfer" includes a gift or transmutation of an Interest into another type of property interest or into an Interest jointly owned with another Person, including a gift or transmutation of a separate property Interest into a community or other joint property Interest with a spouse or another Person, or the partition of a community or other joint property Interest (whether voluntarily, pursuant to a divorce proceeding or otherwise).

14.      ADDITIONAL TAX PROVISIONS


         14.1     TAX CLASSIFICATION
                  The Members intend that the Company shall be classified as a partnership for federal income tax purposes under Code Section 7701(a)(2) and the corresponding provisions, if any, of state and local law.


         14.2     PROFITS
                  After giving effect to the special allocations in Sections
14.4 (Minimum Gain Chargeback) through 14.12 (Order of Application), Profits for any fiscal year or other period shall be allocated to the Members in proportion to their LLC Percentages.

         14.3     LOSSES AND OTHER ITEMS
                  After giving effect to the special allocations in Sections
14.4 (Minimum Gain Chargeback) through 14.12 (Order of Application), Losses for any fiscal year or other period shall be allocated in the following order and priority:


                  (a) Except as provided in Section 14.3(b), Losses shall be allocated to the Members in proportion to their LLC Percentages.

                  (b) The Losses allocated pursuant to Section 14.3(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. If some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 14.3(a), the limitation set forth in this Section 14.3(b) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                  Except as otherwise provided in this Agreement, all items of the Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Losses for the period.


         14.4     MINIMUM GAIN CHARGEBACK
                  Except as provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 14, if there is a net decrease in Minimum Gain during any fiscal year of the Company, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant to such Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 14.4 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently with it.


         14.5     MEMBER NONRECOURSE DEBT MINIMUM GAIN
                  Except as provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 14 except
Section 14.4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant to such Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 14.5 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently with it.


         14.6     QUALIFIED INCOME OFFSET
                  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, PROVIDED that an allocation pursuant to this Section 14.6 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 14.6 have been tentatively made as if this Section 14.6 were not in the Agreement.


         14.7     GROSS INCOME ALLOCATION
                  In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (1) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (2) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, PROVIDED that an allocation pursuant to this Section 14.7 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in Sections 14.4 through 14.10 have been tentatively made as if this Section 14.7 were not in the Agreement.


         14.8     NONRECOURSE DEDUCTIONS
                  Nonrecourse Deductions for any fiscal year or other period shall be specially allocated among the Members in proportion to their LLC Percentages.


         14.9     MEMBER NONRECOURSE DEDUCTIONS
                  Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Regulations.


         14.10    CODE SECTION 754 ADJUSTMENTS
                  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to
Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Regulations,
to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his or its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Interests if such Section 1.704-1(b)(2)(iv)(m)(2) applies, or, if such Section 1.704-1(b)(2)(m)(4)
applies, to the Member to whom such distribution was made.


         14.11    CURATIVE ALLOCATIONS
                  The allocations in the last sentence of the first paragraph of
Section 14.3 (Losses and Other Items) and Sections 14.4 (Minimum Gain Chargeback), 14.5 (Member Nonrecourse Debt Minimum Gain), 14.6 (Qualified Income Offset), 14.7 (Gross Income Allocation), 14.8 (Nonrecourse Deductions), 14.9 (Member Nonrecourse Deductions) and 14.10 (Code Section 754 Adjustments) (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 14.11. Therefore, notwithstanding any other provision of this Article 14 (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 14.2. In exercising their discretion under this Section 14.11, the Managers shall take into account future Regulatory Allocations under Sections 14.4 and 14.5 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections
14.8 and 14.9.

         14.12    ORDER OF APPLICATION
                  Sections 14.4 through 14.11 shall be applied in the order in which they are set forth in this Agreement.


         14.13    ALLOCATION METHOD
                  For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under Code Section 706 and the Regulations under it.


         14.14    EXCESS NONRECOURSE LIABILITIES
                  Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Section 1.752-3(a)(3) of the Regulations, the Members' interests in the Company's Profits are in proportion to their LLC Percentages.


         14.15    SOURCE OF DISTRIBUTIONS
                  To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Managers shall endeavor to treat cash distributions to Members as having been made from the proceeds of Nonrecourse Liabilities or Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.


         14.16    TAX ALLOCATIONS:  CODE SECTION 704(c)
                  In accordance with Code Section 704(c), income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 14.22(d)(1)).


                  If the Gross Asset Value of any Company asset is adjusted pursuant to Section 14.22(d)(3), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations under it.


                  Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 14.16 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.


         14.17    DISTRIBUTIONS AND ALLOCATIONS IN RESPECT TO TRANSFERRED
INTERESTS
                  If any Interest is Transferred during any accounting period in compliance with Article 8 (Restrictions on Transfer), then Profits, Losses, each item of Profit and Loss and all other items attributable to the Transferred Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying Interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Managers.


                  All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee.


         14.18    TAX CHARACTERIZATION OF PAYMENTS TO A SELLING PARTNER
                  The Managers shall, to the greatest extent allowed by law, determine the tax classification of all payments by the Company or a Member to a Selling Member. The parties intend that such payments shall, to the extent possible, be deductible to the Company and ordinary income to the Selling Member.


         14.19    NEGATIVE CAPITAL ACCOUNTS: TAX ISSUES
                  When a Tax Liquidation occurs, any distributions required by
Section 11.5((a)) shall be made in compliance with Section
1.704-1(b)(2)(ii)(b)(2) of the Regulations.


         14.20    TAX MATTERS PARTNER
                  The Initial Member shall be the Person designated to receive all notices from the Internal Revenue Service and other tax authorities that pertain to the tax affairs of the Company, and shall be the "tax matters partner" for purposes of Code Sections 6221 through 6233. Each party agrees to be bound by those Code Sections. The "tax matters partner" shall provide to each other Member in a timely manner the notices required to be provided by Section 301.6223(g)-1T of the Regulations and the corresponding provisions of state tax law. The "tax matters partner" shall be reimbursed by the Company for expenses reasonably incurred in connection with his work as "tax matters partner." The "tax matters partner" shall not be otherwise compensated for such work; and if he or it resigns as "tax matters partner" or ceases to be a Member, then the Members shall select another "tax matters partner."


         14.21    TAX DEFINITIONS

                  14.21(a)        "ADJUSTED CAPITAL ACCOUNT DEFICIT"
                                means, with respect to any Member, the deficit
balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:


                                (1) Credit to such Capital Account any amounts
which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and


                                (2) Debit to such Capital Account the items
described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

                                The foregoing definition of Adjusted Capital
Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently with it.


                  14.21(b)         CAPITAL ACCOUNTS:  TAX ISSUES
                                In determining the amount of any liability for
purposes of Sections 13.1(a), 13.1(b), 13.5(a) and 13.5(b) there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.


                                The provisions of Section 13.5 (Capital Account)
and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with it.


                                If the Managers determine that to comply with
the Regulations it is prudent to modify the manner in which the Capital Accounts, or any debits or credits to the Capital Accounts (including debits or credits relating to liabilities which are secured by property contributed to or distributed from the Company or which are assumed by the Company or Members), are computed, they may make such modification, PROVIDED that it is not likely to have a material effect on the amounts distributable to any Member pursuant to
Article 10 (Dissolution) upon the dissolution of the Company.


                                The Managers also shall (a) make any adjustments
that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with
Section 1.704-1(b)(2)(iv)(g) of the Regulations, and (b) make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations.


                  14.21(c)        "DEPRECIATION"
                                means, for each fiscal year or other period, an
amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.


                  14.21(d)        "GROSS ASSET VALUE"
                                means, with respect to any asset, the asset's
adjusted basis for federal income tax purposes, except as follows:


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                                (1) The initial Gross Asset Value of any asset
contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;


                                (2) The Gross Asset Value of any the Company
asset distributed to any Member shall be the asset's gross fair market value on the date of distribution;


                                (3) The Gross Asset Values of all the Company
assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (a) the acquisition of an additional Interest by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (b) the distribution by the Company to a Member of more than a DE MINIMIS amount of property as consideration for an interest in the Company if such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and (c) the Tax Liquidation of the Company; PROVIDED, HOWEVER that adjustments pursuant to clauses (a) and (b) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.


                                (4) The Gross Asset Values of the property of
the Company shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and Sections 14.10 (Code Section 754 Adjustments) and 14.22(j)(6) (Profits and Losses); PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this Section 14.22(d)(4) to the extent the Managers determine that an adjustment pursuant to Section 14.22(d) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 14.22(d)(4).


                                (5) After the Gross Asset Value of an asset has
been determined or adjusted pursuant to Section 14.22(d)(1), (3) or (4), such Gross Asset Value shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.


                  14.21(e)    "MEMBER NONRECOURSE DEBT"
                            has the meaning set forth in Section 1.704-2(b)(4)
of the Regulations.


                  14.21(f)    "MEMBER NONRECOURSE DEBT MINIMUM GAIN"
                            means an amount, with respect to each Member
Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.


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                  14.21(g)        "MEMBER NONRECOURSE DEDUCTIONS"
                                has the meaning set forth in Sections
1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.


                  14.21(h)        "MINIMUM GAIN"
                                has the meaning set forth in Sections
1.704-2(b)(2) and 1.704-2(d) of the Regulations.


                  14.21(i)        "NONRECOURSE DEDUCTIONS"
                                has the meaning set forth in Section
1.704-2(b)(1) of the Regulations.


                  14.21(j)        "NONRECOURSE LIABILITY"
                                has the meaning set forth in Section
1.704-2(b)(3) of the Regulations.


                  14.21(k) "PROFITS" and "LOSSES"
                           under  Section 13.16  shall be determined in
accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:


                           (1) Any income of the Company that is exempt
from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 14.22(j) shall be added to such taxable income or loss;


                           (2) Any expenditures of the Company described in
Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this Section 14.22(j) shall be subtracted from such taxable income or loss;


                           (3) If the Gross Asset Value of any Company
asset is adjusted pursuant to Section 14.22(d)(3) or (4), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;


                           (4) Gain or loss resulting from any disposition
of property of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;


                           (5) In lieu of the depreciation, amortization
and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 14.22(c) (Depreciation);


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

                           (6) To the extent an adjustment to the adjusted
tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required by Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and


                           (7) Notwithstanding any other provision of this
Section 14.22(j), any items which are specially allocated pursuant to Sections
14.4 (Minimum Gain Chargeback) through 14.12 (Order of Application) shall not be taken into account in computing Profits or Losses.


                           The amounts of the items of Company income,
gain, loss, or deduction available to be specifically allocated pursuant to Sections 14.4 (Minimum Gain Chargeback) through 14.12 (Order of Application), shall be determined by applying rules analogous to those set forth in this
Section 14.22(j).


                  14.21(l)        "REGULATIONS"
                                means the Income Tax Regulations promulgated
under the Code, as such regulations may be amended from time to time.


                  14.21(m)        "TAX LIQUIDATION"
                                means the liquidation of the Company within the
meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.


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